Exhibit 10.3

Loan Number: 1539105-9003

PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (“Agreement”), dated as of December 10, 2013, is made by PCT ALLENDALE, LLC, a New Jersey limited liability company with an address at 4 Pearl Court, Allendale, New Jersey 07401 (“Pledgor”), in favor of TD BANK, N.A., a national banking association having a regional office at 71 Union Avenue, East Rutherford, New Jersey 07073 (“Secured Party”).

Background
A.On November 30, 2010, Borrower executed and delivered to Secured Party a Mortgage Loan Note in the original principal amount of $1,000,000.00 (the “Loan”); and

B.This Agreement is executed in connection with that certain Note and Mortgage Modification Agreement by and between Pledgor, as Borrower and Secured Party, as Lender dated as of the date hereof (as same has been or may be amended, supplemented, restated, replaced or otherwise modified from time to time, the “Modification Agreement”) relating to the Loan. All capitalized terms used herein and not otherwise defined shall have the same meanings assigned to such terms in the Modification Agreement, the Mortgage (as defined below), or in Article 8 and Article 9 of the UCC (as defined below), as applicable; and

C.The Loan is secured by, among other things, a second priority mortgage lien (as previously amended, modified and/or supplemented, the “Mortgage”) as to the real property owned by Pledgor commonly known as 4 Pearl Court, Allendale, New Jersey 07401, Units A, B and C, and designated as Block 601, Lot .05, C0001, C0002 & C0003 on the Official Tax Map of the Borough of Allendale, County of Bergen, State of New Jersey, which Mortgage was dated November 30, 2010 and recorded in the Office of the Bergen County Clerk on December 30, 2010 in Mortgage Book 621 at Page 1582; and

D.Regional Cancer Care Associates LLC, a New Jersey limited liability company (successor entity to Regional Cancer Care Associates LLP, formerly known as Northern New Jersey Cancer Associates LLP), Mark Pascal, Anthony Ingenito, Chiam-Glen Gejerman, Stuart Goldberg, Andrew Jennis, Scott Rowley, Richard Rosenbluth, Robert Alter, Harry Harper, Andrew Pecora and Stanley Waintraub (collectively, the “Released Guarantors”) had previously guaranteed Pledgor’s obligations under the Loan pursuant to certain guaranty agreements dated November 30, 2010;

E.In connection with the Modification Agreement the Secured Party is releasing the Released Guarantors from their obligations under the aforesaid guaranty agreements pursuant to certain Release of Guaranty agreements dated of even date herewith; and

F.In consideration of the release of Released Guarantors as detailed hereinabove, this Agreement is given and is intended to provide additional security for the Obligations (as that term is defined in the Mortgage) to Secured Party.

NOW THEREFORE, for other good and sufficient consideration, the receipt of which is hereby acknowledged, Pledgor, intending to be legally bound hereby, covenants and agrees as follows:
1.As security for the Obligations, Pledgor hereby pledges, transfers and assigns to Secured Party, and grants to Secured Party, a continuing lien on, and security interest in, all of Pledgor’s right, title, and interest in that certain debt service reserve in the amount of One Hundred Ninety-Six Thousand and 00/100 Dollars ($196,000.00) established and maintained with Secured Party in a separate account established for the benefit of Pledgor, designated as account number 4737905666 and in all assets contained therein together with all additions, replacements and substitutions thereto and all resulting interest, distributions, dividends and proceeds thereof (collectively, “Collateral”).

2.The pledge and security interest described herein shall continue in effect to secure all Obligations from time to time outstanding unless and until all Obligations have been indefeasibly paid and satisfied in full.

3.Pledgor hereby represents and warrants that:

a.Except as pledged herein, Pledgor has not sold, assigned, transferred, pledged or granted any option or security interest in or otherwise hypothecated the Collateral in any manner whatsoever and the Collateral is pledged herewith free and clear of any and all liens, security interests, encumbrances, claims, pledges, restrictions, legends, and options;

b.Pledgor has the full power and authority to execute, deliver, and perform under this Agreement and to pledge the Collateral hereunder; and

c.This Agreement constitutes the valid and binding obligation of Pledgor, enforceable in accordance with its terms, and the pledge of the Collateral referred to herein is not in violation of and shall not create any default under any material agreement, undertaking or obligation of Pledgor.

4.If an Event of Default occurs, and is continuing under the Modification Agreement, then Secured Party may, at its sole option, exercise from time to time with respect to the Collateral, any and/or all rights and remedies available to it hereunder, under the Uniform Commercial Code, as in effect from time to time, in the State of New Jersey (“UCC”), or otherwise available to it, at law or in equity, including, without limitation, the right to dispose of the Collateral at public or private sale(s) or other proceedings, and Pledgor agrees that, if permitted by law, Secured Party or its nominee may become the purchaser at any such sale(s).

5.a.    In addition to all other rights granted to Secured Party herein, or otherwise available at law or in equity, Secured Party shall have the following rights, each of which may be exercised at Secured Party’s sole discretion (but without any obligation to do so), at any time during the continuation of any Event of Default under the Modification Agreement, without further consent of Pledgor: (i) transfer the whole or any part of the Collateral into the name of itself or its nominee or to conduct a sale of the Collateral pursuant to the UCC or pursuant to any other applicable law; (ii) notify the persons obligated on any of the Collateral to make payment to Secured Party, of any amounts due or to become due thereon; and (iii) release, surrender or exchange any of the Collateral at any time, or to compromise any dispute with respect to the same. Secured Party, may proceed against the Collateral, or any other collateral securing the Obligations, in any order, and against Pledgor and any other obligor, jointly and/or severally, in any order to satisfy the Obligations. Pledgor waives and releases any right to require Secured Party to first collect any of the Obligations secured hereby from any other collateral of Pledgor or any other party securing the Obligations under any theory of marshalling of assets, or otherwise. All rights and remedies of Secured Party are cumulative, not alternative.

a.Without limiting any other rights or remedies, Pledgor hereby irrevocably appoints Secured Party its attorney-in-fact, subject to the terms hereof, during the continuation of such Event of Default under the Modification Agreement, at Secured Party’s option, (i) to effectuate the transfer of the Collateral on the books of the holder or intermediary thereof to the name of Secured Party or to the name of Secured Party’s nominee, designee or assignee; (ii) to endorse and collect checks payable to Pledgor representing distributions or other payments on the Collateral; and (iii) to carry out the terms and provisions hereof.

b.Secured Party is hereby authorized to file financing statements naming Pledgor as debtor (without Pledgor’s signature), in accordance with the UCC. Pledgor hereby authorizes Secured Party to file all financing statements and amendments to financing statements describing the Collateral in any filing office as Secured Party, in its sole discretion may determine.

c.Pledgor acknowledges that, while this Agreement remains in effect, Pledgor may not originate trading instructions to the holder or securities intermediary to make substitutions for and additions to the Collateral.

6.The proceeds of any sale or other disposition of, or realization upon, the Collateral by Secured Party may be applied to, or on account of, the Obligations and in such order as Secured Party may elect.

7.So long as no Event of Default has occurred and is continuing under the Modification Agreement, and subject to the restriction in section 5(b) above, Pledgor shall retain the sole right to exercise all rights of ownership with respect to all questions for all purposes not inconsistent with the terms hereof.

8.Secured Party shall have no obligation to take any steps to preserve, protect or defend the rights of Pledgor or Secured Party in the Collateral against other parties. Secured Party shall have no obligation to sell or otherwise deal with the Collateral at any time for any reason, whether or not upon request of Pledgor, and whether or not the value of the Collateral, in the opinion of Secured Party or Pledgor, is more or less than the aggregate amount of the Obligations secured hereby, and any such refusal or inaction by Secured Party shall not be deemed a breach of any duty which Secured Party may have under law to preserve the Collateral. Except as provided by applicable law, no duty, obligation or responsibility of any kind is intended to be delegated to or assumed by Secured Party at any time with respect to the Collateral. Nothing herein shall be deemed to release Secured Party from any and all liability arising from Secured party’s gross negligence or willful misconduct.

9.To the extent Secured Party is required by law to give Pledgor prior notice of any public or private sale, or other disposition of the Collateral, Pledgor agrees that seven (7) Business Days prior written notice to Pledgor shall be a commercially reasonable and sufficient notice of such sale or other intended disposition.

10.Pledgor shall indemnify, defend and hold harmless Secured Party from and against any and all claims, losses and liabilities resulting from any breach by Pledgor of Pledgor’s representations and covenants under this Agreement.

11.Pledgor hereby waives notice of (a) acceptance of this Agreement, (b) the existence and incurrence from time to time of any Obligations under the Modification Agreement, and (c) demand and default hereunder.

12.This Agreement shall remain in full force and effect and shall not be limited, impaired or otherwise affected in any way by reason of (a) any delay in making demand on Pledgor for or delay in enforcing or failure to enforce, performance or payment of the Obligations, (b) any failure, neglect or omission on Secured Party’s part to perfect any lien upon, protect, exercise rights against, or realize on, any property of Pledgor or any other party securing the Obligations, (c) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any person or persons or in any property, (d) the invalidity or unenforceability of any Obligations, or (e) the commencement of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case filed by or against Pledgor.

13.Pledgor covenants and agrees that Pledgor shall not, without the prior written consent of Secured Party, sell, encumber or grant any lien, security interest or option on or with respect to any of the Collateral.

14.No omission or delay by Secured Party in exercising any right or power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to Pledgor no waiver will be valid unless in writing and signed by Secured Party and then only to the extent specified.

15.This Agreement and all related documents delivered hereunder shall be construed as integrated and complementary of each other, and as augmenting and not restricting Secured Party’s rights and remedies. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Pledgor and Secured Party.

16.THIS AGREEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW JERSEY. THE PROVISIONS OF THIS AGREEMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

17.Pledgor hereby irrevocably consents to the non-exclusive jurisdiction of the Courts of the State of New Jersey or the United States District Court for the District of New Jersey in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking. Pledgor waives any objection which Pledgor may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. Pledgor irrevocably agrees to service of process by certified mail, return receipt requested to the address of the appropriate party set forth on the signature page hereto.

18.All communications which Secured Party may provide to Pledgor herein shall be sent to Pledgor in accordance with the notice requirements under the Mortgage.

19.This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. Pledgor may not transfer, assign or delegate any of its duties or obligations hereunder.

20.PLEDGOR (AND SECURED PARTY BY ITS ACCEPTANCE HEREOF) HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED

RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED HEREUNDER OR UNDER THE LOAN DOCUMENTS.

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IN WITNESS WHEREOF, this Pledge and Security Agreement has been executed and delivered as of the date first set forth above.
PLEDGOR:
WITNESS: Paige Cooperman        PCT ALLENDALE, LLC,
a New Jersey limited liability company

By: /s/ George Goldberger
Name:     George Goldberger
Title:     Managing Member

(Signature Page to Pledge Agreement)